Exhibit 1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of January 11, 2022, by and among SR One Capital Fund I Aggregator, LP, SR One Capital Partners I, LP, SR One Capital Management, LLC, SR One Co-Invest I, LLC, SR One Co-Invest Manager I, LLC, and Simeon George.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto with respect to the beneficial ownership by each of the undersigned of the shares of common stock of eFFECTOR Therapeutics, Inc. (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SR ONE CAPITAL FUND I AGGREGATOR, L.P.

By: SR One Capital Partners I, LP, its General Partner
By: SR One Capital Management, LLC, its General Partner

By:	/s/ Simeon George
Name: Simeon George
Title: Managing Member

SR ONE CAPITAL PARTNERS I, LP

By: SR One Capital Management, LLC, its General Partner

By:	/s/ Simeon George
Name: Simeon George
Title: Managing Member

SR ONE CO-INVEST I, L.P.

By: SR One Co-Invest Manager I, LLC, its Manager
By: SR One Capital Management, LLC, its Manager

By:	/s/ Simeon George
Name: Simeon George
Title: Member

SR ONE CO-INVEST MANAGER I, LLC

By: SR One Capital Management, LLC, its Manager

By:	/s/ Simeon George
Name: Simeon George
Title: Member

SR ONE CAPITAL MANAGEMENT, LLC

By:	/s/ Simeon George
Name: Simeon George
Title: Member

Simeon George

By:	/s/ Simeon George
Name: Simeon George
Title: Managing Member